Exhibit 10.18.3

AMENDMENT NO. 3 TO MASTER REPURCHASE AGREEMENT

Amendment No. 3 to Master Repurchase Agreement, dated as of March 19, 2021 (this “Amendment”), among NATIONAL FOUNDERS LP (the “Buyer”), FACO CROP LOANS LLC (the “Seller”), FACO CROP LOAN FINANCING TRUST C1 (the “Trust Subsidiary”) and FINANCE OF AMERICA COMMERCIAL LLC (the “Guarantor”).

RECITALS

The Buyer, Seller and Trust Subsidiary are parties to that certain Master Repurchase Agreement, dated as of March 18, 2020 (as amended by Amendment No. 1, dated as of July 30, 2020 and Amendment No. 2, dated as of October 21, 2020, the “Existing Repurchase Agreement”; and as amended by this Amendment, the “Repurchase Agreement”). The Guarantor is party to that certain Guaranty, dated as of March 18, 2020, (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) made in favor of the Buyer. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

The Buyer, Seller, Trust Subsidiary and Guarantor have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement. As a condition precedent to amending the Existing Repurchase Agreement, the Buyer has required the Guarantor to ratify and affirm the Guaranty on the date hereof.

Accordingly, the Buyer, Seller, Trust Subsidiary and Guarantor hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement are hereby amended as follows:

SECTION 1. Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended by:

1.1    deleting the definitions of “Asset Value”, “Availability Period”, “Maximum Aggregate Purchase Price”, “Non-Usage Threshold”, “Pricing Rate”, “Purchase Price Percentage”, “Termination Date” and “Yield Maintenance Fee” in their entirety and replacing them with the following:

“Asset Value” means, with respect to (a) each Contributed Crop Loan, the lesser of (i) (x) for any Contributed Crop Loan whose proceeds were used to fund the growth of Crops to be harvested in Crop Year 2020, five million dollars ($5,000,000) and (y) for any other Contributed Crop Loan, ten million dollars ($10,000,000) and (ii) the applicable Purchase Price Percentage multiplied by (x) for all Transactions, to the extent the insurance period for the related Crop Insurance Policy has not expired (for the avoidance of doubt, expired shall mean that the time for payment of indemnities under such Crop Insurance Policy has terminated), the lesser of (1) the Market Value thereof and (2) the Insured Value and (y) with respect to Contributed Crop Loans whose proceeds were used to fund the growth of Crops to be harvested in Crop Year 2020, to the extent the related insurance period under the Crop Insurance Policy has expired, the Market Value thereof and (b) a Purchased Asset, an amount equal to the combined Asset Value of the Contributed Crop Loans.

Without limiting the generality of the foregoing, each Seller Party acknowledges that the Asset Value of a Purchased Asset or Contributed Crop Loan may be reduced to zero by Buyer if:

(i)    (x) such Contributed Crop Loan contains a breach of a representation or warranty made by a Seller Party in Schedule 1A to the Agreement and such breach has not been cured within the applicable cure period, if any or (y) the Trust Subsidiary Interests represented by an Eligible Trust Certificate contains a breach of a representation or warranty made by a Seller Party in Schedule 1B to the Agreement and such breach has not been cured within the applicable cure period, if any;

(ii)    a monetary or material non-monetary default occurs under the terms of such Contributed Crop Loan beyond any applicable cure period;

(iii)    such Contributed Crop Loan has been released from the possession of the Custodian under the Custodial Agreement for a period in excess of twenty (20) calendar days;

(iv)    with respect to Contributed Crop Loans whose proceeds were used to fund the growth of Crops to be harvested in Crop Year 2020, such Contributed Crop Loan has been subject to a Transaction in excess of [***] days; or

(v)    with respect to Contributed Crop Loans whose proceeds were used to fund the growth of Crops to be harvested in Crop Year 2021 or any subsequent Crop Year, such Contributed Crop Loan has been subject to a Transaction in excess of six (6) months from the later to occur of (1) the Third Amendment Effective Date and (2) the date on which such Contributed Crop Loan was initially subject to a Transaction hereunder;

(vi)    with respect to Contributed Crop Loans whose proceeds were used to fund the growth of Crops to be harvested in Crop Year 2021 or any subsequent Crop Year, the Crop Insurance Policy for such Contributed Crop Loan has expired;

(vii)    (A) such Crop Loan causes a Concentration Limit Violation under clause (viii) of the definition thereof to occur or (B) such Crop Loan causes any Concentration Limit Violation (other than clause (viii) of the definition thereof) to occur.

“Availability Period” means the period commencing on the Effective Date through and including the earlier of (a) the later of (i) March 16, 2022 and (ii) any date agreed to by Buyer in writing if extended pursuant to Section 7 hereof and (b) such date as determined by Buyer pursuant to its rights and remedies under the Agreement following an Event of Default.

“Maximum Aggregate Purchase Price” means (a) on the Effective Date, $75,000,000, (b) on the Third Amendment Effective Date, $100,000,000, or (c) on any day thereafter, the amount increased or decreased pursuant to Section 7 hereof, which in no event shall exceed $150,000,000.

“Non-Usage Threshold” means $75,000,000.

“Pricing Rate” means, with respect to each Purchased Asset and Contributed Crop Loan, during the applicable Pricing Period, a rate per annum equal to the sum of (a) the greater of (i) LIBOR and (ii) the Pricing Floor plus (b) the Pricing Spread.

“Purchase Price Percentage” means, with respect to each Contributed Crop Loan (a) for which the related insurance period under the Crop Insurance Policy has not expired, [***]% and (b) which was subject to a Transaction prior to the Third Amendment Effective Date for which the related insurance period under the Crop Insurance Policy has expired, [***]%.

“Termination Date” means the earlier of (a) the later of (i) September 15, 2022 and (ii) any date agreed to by Buyer in writing if extended pursuant to Section 7 hereof and (b) such date as determined by Buyer pursuant to its rights and remedies under this Agreement following an Event of Default.

“Yield Maintenance Fee” means an amount equal to the difference of (a) the product of (i) the Non-Usage Threshold during such Yield Maintenance Period, multiplied by (ii) the Pricing Rate in effect for Transactions entered into as of the first date of the applicable Yield Maintenance Period and multiplied by (iii) to the extent (x) the Termination Date is extended, [***] and (y) to the extent the Termination Date is not extended, [***], minus (b) the sum of (i) all total amounts of Price Differential paid to Buyer plus (ii) any Non-Usage Fees paid to Buyer, in each case, during the applicable Yield Maintenance Period.

Adding the following definitions in their proper alphabetical order:

“Pricing Spread” means (a) for any Transaction prior to March 31, 2020, [***]%, (b) for any Transaction on or after March 31, 2020, solely with respect to any Contributed Crop Loans whose proceeds were used to fund the growth of Crops to be harvested in Crop Year 2020, [***]% and (c) for any Transaction after March 31, 2020, solely with respect to Contributed Crop Loans whose proceeds were used to fund the growth of Crops to be harvested in Crop Year 2021 or any subsequent Crop Year, [***]%.

“Third Amendment Effective Date” means March 19, 2021.

1.2    deleting clause (a) in the definition of “Change in Control” in its entirety and replacing it with the following:

(a)    any transaction or event as a result of which Finance of America Equity Capital LLC ceases to own, whether beneficially or of record, directly or indirectly, at least 65% of the Capital Stock of Guarantor;

1.3    deleting clause (vii) in the definition of “Concentration Limit Violation” in its entirety and replacing it with the following:

(vii) more than 50% of the aggregate outstanding Purchase Price consists of Contributed Crop Loans with an outstanding Purchase Price in excess of $5,000,000; or

SECTION 2. Price Differential. Section 5(f) of the Existing Repurchase Agreement is hereby amended by adding the following new clause at the end thereof:

(iv) Buyer may, in its sole discretion, adjust the Pricing Spread in Buyer’s sole discretion any one time during each six (6) month period, from and after the Third Amendment Effective Date through the Termination Date. Upon any such adjustment to the Pricing Spread, Buyer shall provide Seller with notice of any updated Pricing Spread (“Rate Adjustment Notice”) on each applicable date of determination, which such Rate Adjustment Notice shall set forth the updated Pricing Spread as of such date of determination. The updated Pricing Spread shall be applicable to all Transactions occurring on and after the date immediately following delivery of the related Rate Adjustment Notice until such time as a new Rate Adjustment Notice is delivered. Notwithstanding anything to the contrary herein, if the Buyer increases its Pricing Spread pursuant to a Rate Adjustment Notice, the Seller shall have the right, within ten (10) days of receipt of the related Rate Adjustment Notice, to deliver a notice to Buyer of Seller’s decision to repurchase all Purchased Assets within sixty (60) days and terminate this Agreement (“Rate Increase Termination Notice”). Seller’s failure to repurchase all of the Purchased Assets within sixty (60) days of delivering a Rate Increase Termination Notice shall be an immediate Event of Default under Section 15 hereof. If Seller delivers a Rate Increase Termination Notice where the related Rate Adjustment Notice provided for an increase in the Pricing Spread of more [***], no Yield Maintenance Fee pursuant to Section 5(e) hereof shall be charged to or payable by the Seller in connection with the related repurchase of all Purchased Assets by the Seller within the sixty (60) day period following delivery of the related Rate Increase Termination Notice. Following delivery of a Rate Increase Termination Notice, Seller shall not propose, and Buyer shall have no obligation to fund, any new Transactions hereunder.

SECTION 3. Representations and Warranties With Respect To Contributed Crop Loans. Schedule 1A to the Existing Repurchase Agreement is hereby amended by deleting clause (x) in its entirety and replacing it with the following:

(x) Crop Insurance Policy. The Crops underlying the Contributed Crop Loan (i) are subject to an enforceable and valid Crop Insurance Policy that: (1) covers an agricultural commodity authorized to be insured under the Federal Crop Insurance Act, (2) is approved for sales by Federal Crop Insurance Corporation, (3) contains terms and conditions in effect as of the applicable contract change date, (4) is sold and serviced in accordance with the Federal Crop Insurance Act, Federal Crop Insurance Corporation regulations, Federal Crop Insurance Corporation procedures, and the standard reinsurance agreement, (5) has a sales closing date within the reinsurance year and (6) is issued by an Approved Insurance Provider or (ii) with respect to Contributed Crop Loans whose proceeds were used to fund the growth of Crops to be harvested in Crop Year 2020, were previously subject to a Crop Insurance Policy which met the requirements of clause (i) above and the related insurance period has expired (as defined in the related Crop Insurance Policy).

SECTION 4. Conditions Precedent. This Amendment shall become effective as of March 17, 2021, subject to the satisfaction of the following conditions precedent:

4.1    Delivered Documents. On the date hereof, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

a.	this Amendment, executed and delivered by the duly authorized officers of the Buyer, Seller, Trust Subsidiary and Guarantor; and

b.	such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 5. Condition Subsequent. Upon the earlier of the (i) Termination Date and (ii) the first Transaction after the Third Amendment Effective Date, Seller shall remit to Buyer a Yield Maintenance Fee (with respect to the Yield Maintenance Period commencing on the Effective Date and running through the original Termination Date) and Commitment Fee (with respect to the extension of the Termination Date pursuant to this Amendment) in an aggregate amount equal to $[***].

SECTION 6. Representations and Warranties. Each of the Seller and Trust Subsidiary hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on Seller’s or Trust Subsidiary’s part, as applicable, to be observed or performed, and that no Default or Event of Default has occurred or is continuing, and the Seller and Trust Subsidiary hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Repurchase Agreement as of the date hereof are true and correct in all material respects, except to the extent such representations relate to a date prior to the date hereof, in which case the representations and warranties are true and correct in all material respects as of such date.

SECTION 7. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 8. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 9. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment. The parties agree that this Amendment, any addendum or amendment hereto or any other document necessary for the consummation of the transaction contemplated by this Amendment may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. § 7001 et seq, Official Text of the Uniform Electronic Transactions Act as approved by the National Conference of Commissioners on Uniform State Laws at its Annual Conference on July 29, 1999 and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers, as long as such service providers use system logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature.

SECTION 10. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 11. Reaffirmation of Guaranty. Guarantor hereby ratifies and affirms all of the terms, covenants, conditions and obligations of the Guaranty and acknowledges and agrees that the term “Obligations” as used in the Guaranty shall apply to all of the Obligations of Seller and Trust Subsidiary to Buyer under the Existing Repurchase Agreement, as amended hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

NATIONAL FOUNDERS LP, as Buyer

By:	/s/ Brett M. Samsky
Name: Brett M. Samsky
Title: Chief Executive Officer